EXHIBIT 99.1

Press Release

Additional Information Contact(s):
John Anhorn	Rich Hieb	Tom Anderson
President	Sr. Executive Vice President	Executive Vice President
& Chief Executive Officer	& Chief Operating Officer	& Chief Financial Officer
(541) 618-6020	(541) 618-6020	(541) 282-5190
john.anhorn@premierwestbank.com	rich.hieb@premierwestbank.com	tom.anderson@premierwestbank.com

ANOTHER RECORD YEAR
FOR PREMIERWEST!
2005 NET INCOME UP 44.8%

MEDFORD, OR – January 5, 2006 – PremierWest Bancorp (NASDAQ – PRWT) announced fourth quarter earnings of $3,801,000, an increase of 38.6% when compared to the fourth quarter of 2004, and an 8.5% increase when compared to the immediately preceding quarter. Earnings per share on a fully diluted basis amounted to $0.23 for the fourth quarter of 2005, compared to $0.17 per share for the fourth quarter of 2004. Earnings per share on a fully diluted basis for the immediately preceding quarter were $0.21.

Net income for the year ended December 31, 2005 again set a new record, reaching $13,189,000, an increase of $4,081,000 or 44.8% when compared to 2004 net income of $9,108,000. Earnings per share on a fully diluted basis climbed to $0.79 for 2005 compared to $0.55 for 2004.

John Anhorn, President & Chief Executive Officer, stated, “During 2005 we continued our expansion into new communities, achieved solid growth in total assets, and posted record earnings. Additionally, late in 2005 we declared a cash dividend to be paid to shareholders January 31, 2006. As we enter 2006, we will continue to focus on implementation of our business plan for profitably growing PremierWest and rewarding shareholders through steady stock appreciation. The progress achieved and records reached during 2005 could not have been accomplished without the help of our most important asset - our people. I thank each one of them for their contributions to the success of PremierWest.”

Our record year in 2005 was highlighted by significant progress including:

  Earnings Momentum
  Growing Net Interest Margin
  Solid Loan and Deposit Growth
  Steadily Improved Operating Efficiency
  Planned Market Expansion

EARNINGS MOMENTUM
In 2005 PremierWest marked the fifth consecutive year of a double digit percentage increase in net income. Rich Hieb, Senior Executive Vice President & Chief Operating Officer, stated, “Net income, on an annual basis, has increased in excess of 625% compared to 2000, when the Company earned a total of $1,804,000. During the same period total assets have grown to $912.5 million from $344.2 million, an increase of 165%.”

GROWING NET INTEREST MARGIN
Net interest income for the quarter ended December 31, 2005 totaled $12,902,000, an increase of 29.0% when compared to the same quarter in 2004, and 4.7% when compared to the immediately preceding quarter. Strong loan growth and solid core deposit relationships both contributed to substantial improvement in our net interest margin during 2005. Tom Anderson, Executive Vice President & Chief Financial Officer, stated “During the last twelve months, the Federal Reserve raised the cost of borrowing eight times, resulting in a 200 basis point increase in the Prime Rate. This action by the Federal Reserve, together with our solid core deposit base and a growing variable rate based loan portfolio, resulted in quarter over quarter growth for each of the four quarters during 2005.” The net interest margin adjusted for tax sensitive items was 6.05% for the year ended December 31, 2005, compared to 5.49% for the immediately preceding year. For the past four quarters, ending December 31, 2005, the net interest margin adjusted for tax sensitive items was 5.61%, 5.89%, 6.20% and 6.40%, respectively.

SOLID LOAN AND DEPOSIT GROWTH
At December 31, 2005, gross loans totaled $806.3 million, an increase of $118.0 million or 17.1% when compared to gross loans of $688.3 million at December 31, 2004. We achieved growth in gross loans in all of our major markets. During the fourth quarter of 2005, gross loans grew $30.2 million, an annualized rate of 15.6% . Total deposits climbed to $768.4 million at December 31, 2005, an increase of $79.4 million or 11.5% when compared to total deposits of $689.0 million at December 31, 2004. Non-interest bearing deposits at December 31, 2005 totaled $208.8 million, or 27.2% of total deposits, and continue to be an important factor in driving our net interest margin.

Loan quality continues to show improvement with non-performing assets trending lower, both in volume and as a percentage of total assets. Non performing loans amounted to 0.28% of total loans at December 31, 2005, compared to 0.40% at September 30, 2005. Total non-performing assets declined from $3.1 million at the close of the immediately preceding quarter to $2.3 million, at December 31, 2005.

The reserve for loan losses amounted to $10.3 million or 1.28% of gross loans at December 31, 2005. Management believes, based on its analysis of the portfolio, economic conditions in the markets served, and the diversification of the portfolio both geographically and by business sector, that the reserve is adequate as of December 31, 2005.

STEADILY IMPROVED OPERATING EFFICIENCY
Rich Hieb stated, “Despite the additional expenses incurred with the opening of two new full service banking offices and two additional Finance Company offices, we continued to improve our efficiency ratio.” The Company’s efficiency ratio, which is calculated by dividing non-interest expense by the sum of net interest income and non-interest income, improved to 62.15% for the year ended December 31, 2005, a 4.44 point improvement when compared to the 66.59% ratio achieved for the year ended December 31, 2004. Hieb further stated, “This important measurement of our progress in improving profitability has declined from a high of 80.83% in 2001 to its current level of 62.15% for 2005. We continue to target the 60.0% range as the optimal level to maximize profitability while maintaining our ability to provide our customers with the level of personal service they deserve.”

PLANNED MARKET EXPANSION
The Company announced in an earlier release plans to open full service banking offices in the communities of Shady Cove and Ashland, Oregon and Anderson, California. Construction on the Shady Cove and Ashland, Oregon offices began in late December and both are expected to be fully operational during the latter part of the second quarter of 2006. We opened our Anderson full service office in temporary facilities late in the last quarter of 2005. Construction of a permanent facility is expected to begin early in 2006.

ABOUT PREMIERWEST BANCORP
PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. Recognized as one of the fastest growing banks in the Pacific Northwest, PremierWest offers a full array of financial products and services through a network of full service banking offices located primarily along the Interstate 5 freeway corridor between Eugene, Oregon and Sacramento, California.

Additionally, PremierWest offers expanded banking related services through our two subsidiaries Premier Finance Company and PremierWest Investment Services, Inc. Premier Finance Company operates from offices in Medford, Klamath Falls, Grants Pass, Roseburg and Portland, Oregon, and Yreka and Redding, California. PremierWest Investment Services operates in all of the bank’s community-focused market areas.

PremierWest Bank was created following the merger of the Bank of Southern Oregon and Douglas National Bank in May of 2000. In April of 2001, PremierWest Bancorp acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, with eight branch offices located in Siskiyou County in northern California. In January of 2004, PremierWest acquired Mid Valley Bank with five branch offices located in the northern California counties of Shasta, Tehama, and Butte. During 2004, the Bank expanded into Yolo and Placer counties in California.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
This report includes forward-looking statements within the meaning of the "safe-harbor" provisions of Sections 21D and 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of PremierWest Bancorp’s (the Company) management and on assumptions made by management on the basis of information currently available. Other than for statements of historical fact, all statements about our financial position and results of operations, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect," and "intend" and words or phrases of similar meaning, as they relate to the Company or management, are intended in part to help identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that include projections or management’s expectations for revenues, income or expenses, earnings per share, capital expenditures, dividends, capital structure and other financial items; statements of the plans and objectives of the Company, its management or its board of directors, including the introduction of new products or services, plans for expansion, acquisitions or future growth and estimates or predictions of actions by customers, vendors, competitors or regulatory authorities; statements about future economic performance; and statements of assumptions underlying other statements about the Company and its business. Although management believes that the expectations reflected in forward-looking statements are reasonable, we can make no assurance that such expectations will prove correct. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. These risks and uncertainties include factors that might inhibit our ability to maintain or expand our market share or our net interest margins and factors that could limit or delay implementation of our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; localized economic conditions and events that disproportionately affect our business; and general trends in the banking industry, interest rate economy and regulatory environment. In addition, we face various risks inherent in the banking industry relating to collectibility of loans and changes in interest rates. Other risks include those identified from time to time in our past and future filings with the Securities and Exchange Commission. Note that this list of risks is not exhaustive, and risks identified are applicable as of the date made and cannot be updated.

PREMIERWEST BANCORP
FINANCIAL HIGHLIGHTS

(All amounts in 000's, except per share data)
(Unaudited)
EARNINGS AND PER SHARE DATA					For the three months ended September 30 2005

For the Three Months Ended
December 31	2005	2004	Change	% Change		Change	% Change

Interest income	$ 15,957	$11,742	$4,215	35.9%	$15,230	$727	4.8%
Interest expense	3,055	1,737	1,318	75.9%	2,913	142	4.9%

Net interest income	12,902	10,005	2,897	29.0%	12,317	585	4.7%
Provision for possible loan losses	-	150	(150)	-100.0%	-	-	0.0%
Non-interest income	1,869	1,669	200	12.0%	1,855	14	0.8%
Non-interest expense	9,028	7,430	1,598	21.5%	8,572	456	5.3%

Pre-tax income	5,743	4,094	1,649	40.3%	5,600	143	2.6%
Provision for income taxes	1,942	1,351	591	43.7%	2,097	(155)	-7.4%

Net income	$3,801	$2,743	$1,058	38.6%	$3,503	$298	8.5%

Basic earnings per share	$0.24	$0.17	$0.07	39.1%	$0.22	$0.02	10.4%

Diluted earnings per share	$0.23	$0.17	$0.06	37.2%	$0.21	$0.02	7.8%

Average shares outstanding--basic	15,370,353	15,323,313	47,040	0.3%	15,364,771	5,582	0.0%
Average shares outstanding--diluted	16,789,007	16,619,565	169,442	1.0%	16,807,534	(18,527)	-0.1%

For the Twelve Months Ended December 31
Interest income	$ 57,527	$42,835	$14,692	34.3%
Interest expense	10,785	6,353	4,432	69.8%

Net interest income	46,742	36,482	10,260	28.1%
Provision for possible loan losses	150	800	(650)	-81.3%
Non-interest income	7,351	6,603	748	11.3%
Non-interest expense	33,618	28,691	4,927	17.2%

Pre-tax income	20,325	13,594	6,731	49.5%
Provision for income taxes	7,136	4,486	2,650	59.1%

Net income	$ 13,189	$9,108	$4,081	44.8%

Basic earnings per share	$0.84	$0.58	$0.26	44.4%

Diluted earnings per share	$0.79	$0.55	$0.23	41.8%

Average shares outstanding--basic	15,358,671	15,164,390	194,281	1.3%
Average shares outstanding--diluted	16,781,576	16,433,326	348,250	2.1%

SELECTED FINANCIAL RATIOS
(annualized)
				For the three months ended September 30, 2005

For the Three Months Ended December 31	2005	2004	Change		Change

Yield on average gross loans (1)	8.00%	6.94%	1.06	7.77%	0.23
Yield on average investments (1)	4.37%	3.38%	0.99	4.16%	0.21
Total yield on average earning assets (1)	7.91%	6.73%	1.17	7.65%	0.26
Cost of average interest bearing deposits	1.98%	1.34%	0.63	1.86%	0.12
Cost of average borrowings	5.54%	5.98%	(0.44)	4.88%	0.66
Cost of average total deposits and borrowings	1.54%	1.00%	0.54	1.49%	0.05
Cost of average interest bearing liabilities	2.11%	1.37%	0.74	2.01%	0.10
Net interest spread	5.80%	5.36%	0.44	5.64%	0.16
Net interest margin (1)	6.40%	5.75%	0.66	6.20%	0.20

Return on average equity	14.88%	12.27%	2.61	14.21%	0.67
Return on average assets	1.68%	1.38%	0.30	1.57%	0.11

Efficiency ratio (2)	61.12%	63.65%	(2.53)	60.49%	0.63

For the Twelve Months Ended December 31

Yield on average gross loans (1)	7.54%	6.86%	0.68
Yield on average investments (1)	4.15%	2.54%	1.61
Total yield on average earning assets (1)	7.43%	6.43%	1.00
Cost of average interest bearing deposits	1.76%	1.22%	0.54
Cost of average borrowings	4.97%	3.17%	1.80
Cost of average total deposits and borrowings	1.41%	0.96%	0.45
Cost of average interest bearing liabilities	1.91%	1.29%	0.63
Net interest spread	5.52%	5.14%	0.38
Net interest margin (1)	6.05%	5.49%	0.56

Net charge-offs to average loans	-0.14%	0.53%	(0.66)
Allowance for loan losses to loans	1.28%	1.33%	(0.05)
Allowance for loan losses to non-performing loans	454.55%	478.65%	(24.10)
Non-performing loans to total loans	0.28%	0.28%	0.00
Non-performing assets to total assets	0.25%	0.30%	(0.05)

Return on average equity	13.59%	10.74%	2.85
Return on average assets	1.52%	1.20%	0.32

Efficiency ratio (2)	62.15%	66.59%	(4.44)

Notes:
(1) Tax equivalent at a 34% rate
(2)	Non-interest expense divided by net interest income plus non-interest income

BALANCE SHEET					Balance Sheet at September 30, 2005
At December 31	2005	2004	Change	% Change		Change	% Change

Fed funds sold and investments	$17,196	$35,093	$(17,897)	-51.0%	$20,703	$(3,507)	-16.9%

Gross loans	806,338	688,298	118,040	17.1%	776,184	30,154	3.9%
Reserve for loan losses	(10,341)	(9,171)	(1,170)	12.8%	(10,857)	516	-4.8%

Net loans	795,997	679,127	116,870	17.2%	765,327	30,670	4.0%
Other assets	99,305	89,129	10,176	11.4%	104,353	(5,048)	-4.8%

Total assets	$912,498	$803,349	$109,149	13.6%	$890,383	$22,115	2.5%

Non-interest-bearing deposits	$208,840	$183,845	$24,995	13.6%	$207,223	$1,617	0.8%
Interest-bearing deposits	559,579	505,140	54,439	10.8%	559,027	552	0.1%

Total deposits	768,419	688,985	79,434	11.5%	766,250	2,169	0.3%
Borrowings	33,674	17,883	15,791	88.3%	17,404	16,270	93.5%
Other liabilities	6,852	5,901	951	16.1%	6,920	(68)	-1.0%
Stockholders' equity	103,553	90,580	12,973	14.3%	99,809	3,744	3.8%

Total liabilities and stockholders' equity	$912,498	$803,349	$109,149	13.6%	$890,383	$22,115	2.5%

Period end shares outstanding (1)	16,434,590	16,404,105	30,485	0.2%	16,428,255	6,335	0.0%
Book value per share	$6.30	$5.52	$0.78	14.1%	$6.08	0.23	3.6%
Tangible book value per share	$5.26	$4.15	$1.11	26.7%	$4.72

Allowance for loan losses:
Balance beginning of period	$9,171	$5,467	$3,704	67.8%	$9,171	$-	0.0%
Acquired from merger with Mid Valley Bank	-	6,085	$(6,085)	-100.0%	$-
Provision for loan losses	150	800	(650)	-81.3%	150	-	0.0%
Net (charge-offs) recoveries	1,020	(3,181)	4,201	-132.1%	1,536	(516)	-33.6%

Balance end of period	$10,341	$9,171	$1,170	12.8%	$10,857	$(516)	-4.8%

Non-performing assets:
Non-performing loans	$2,275	$1,916	$359	18.7%	$3,066	$(791)	-25.8%
Real estate owned	-	483	(483)	-100.0%	62	(62)	-100.0%

Total non-performing assets	$2,275	$2,399	$(124)	-5.2%	$3,128	$(853)	-27.3%

Notes:
 (1) Amount includes 11,000 shares of preferred stock issued November 17, 2003 as if converted into common stock at a conversion ratio of 96.469 to 1 for a total of 1,061,159 common shares.

						For the three months ended September 30, 2005
AVERAGE BALANCE SHEET
For the Three Months Ended December 31	2005	2004		Change	% Change		Change	% Change

Average fed funds sold and investments	$21,650	$	41,190	$(19,540)	-47.4%	$25,968	$ (4,318)	-16.6%
Average loans, gross	790,216		662,335	127,881	19.3%	776,096	14,120	1.8%
Average total assets	903,889		795,163	108,726	13.7%	889,859	14,030	1.6%
Average non-interest-bearing deposits	213,999		190,260	23,739	12.5%	205,346	8,653	4.2%
Average interest-bearing deposits	559,462		504,147	55,315	11.0%	550,107	9,355	1.7%
Average total deposits	773,461		694,407	79,054	11.4%	755,453	18,008	2.4%
Average total borrowings	20,723		2,808	17,915	638.0%	29,166	(8,443)	-28.9%
Average stockholders' equity	102,176		89,416	12,760	14.3%	98,631	3,545	3.6%

For the Twleve Months Ended December 31
Average fed funds sold and investments	$24,957	$	66,664	$(41,707)	-62.6%
Average loans, gross	754,465		605,747	148,718	24.6%
Average total assets	867,529		755,947	111,582	14.8%
Average non-interest-bearing deposits	198,777		168,493	30,284	18.0%
Average interest-bearing deposits	538,313		478,764	59,549	12.4%
Average total deposits	737,090		647,257	89,833	13.9%
Average total borrowings	26,259		15,584	10,675	68.5%
Average stockholders' equity	97,060		84,790	12,270	14.5%